                                                                     EXHIBIT 1.1



                            ICN PHARMACEUTICALS, INC.
                   $200,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                          8 3/4 % SENIOR NOTES DUE 2008


                               ------------------


                               PURCHASE AGREEMENT

                                                              New York, New York
                                                                 August 14, 1998


SCHRODER & CO. INC.
WARBURG DILLON READ LLC
c/o Schroder & Co. Inc.
Equitable Center
787 Seventh Avenue
New York, New York  10019-6016

Ladies and Gentlemen:

               ICN Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "Initial Purchasers") $200,000,000 aggregate principal amount of 8 3/4 % Senior Notes due 2008 (the "Notes"), to be issued pursuant to the provisions of an Indenture (the "Indenture") to be entered into between the Company and United States Trust Company of New York, as trustee (the "Trustee").

               The Notes will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom provided by Section 4(2) of the Securities Act and Rule 144A promulgated thereunder.

               In connection with the offering and sale of the Notes (the "Offering"), the Company has prepared a preliminary offering memorandum (including the documents incorporated by reference therein, the "Preliminary Offering Memorandum") and will prepare a final offering memorandum (including the documents incorporated by reference therein, the "Final Offering Memorandum" and, together with the Preliminary Offering Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the Offering, a description of the Company and any material developments relating

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to the Company occurring after the date of the most recent financial statements included therein.

               You and your direct and indirect transferees will be entitled to the benefits of a registration rights agreement to be entered into between the Company and the Initial Purchasers substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company will agree to use its best efforts to file and have declared effective a registration statement (an "Exchange Offer Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the offer and sale of the Notes, the Private Exchange Notes or the Exchange Notes (each as defined in the Registration Rights Agreement) under the Securities Act. This Agreement, the Notes, the Indenture and the Registration Rights Agreement are referred to herein as the "Offering Documents."

               This is to confirm the agreement concerning the purchase by you of the Notes from the Company.

               1. The Company represents and warrants to and agrees with you that:

               (a) The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact (except for pricing terms and other financial terms intentionally left blank) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Final Offering Memorandum, as of its date did not, and as of the Delivery Date (as defined below) will not, contain any untrue statement of a material fact or omit to state a material fact necessary, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions contained in any Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished by the Initial Purchasers to the Company in writing expressly for use in either Memorandum or any amendment or supplement thereto.

               (b) Neither the Company nor any of the Subsidiaries (as defined below) has sustained, since the date of the most recent financial statements included in the Final Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the Company and the Subsidiaries, taken as a whole. Since the respective dates as of which information is given in the Final Offering Memorandum there has not been any change in the capital stock or short-term debt (other than in the ordinary course of business) or long-term debt of the Company or any of the Subsidiaries, or any change or development which could reasonably be expected to have a material adverse effect upon the business, operations, assets, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or an adverse effect on the ability of the Company to perform its obligations under the Offering Documents (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Final Offering Memorandum.

                (c) The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, adverse claims, encumbrances, security interests (collectively, "Liens") and defects except those that are described or contemplated by the Final Offering Memorandum or those that do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made (as described in the Final Offering Memorandum) of such property by the Company and the Subsidiaries. Any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made (as described in the Final Offering Memorandum) of such real property and buildings by the Company and the Subsidiaries.

                (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and to conduct its business as described in the Final Offering Memorandum. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect) and each such jurisdiction is listed on Schedule II hereto. Each of the Company's subsidiaries (the "Subsidiaries") is listed on Schedule I hereto. Except as described in the Final Offering Memorandum and on Schedule I hereto, each of the Subsidiaries is wholly owned directly or indirectly by the Company. Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with all necessary corporate power and authority to own its properties and conduct its business as described in the Final Offering Memorandum.

                (e) The Company had at the date indicated in the Final Offering Memorandum the capitalization set forth in the column entitled "Actual" under the caption "Capitalization" as set forth in the Final Offering Memorandum and, based on the assumptions stated in the Final Offering Memorandum, the Company would have had on the date indicated the adjusted capitalization as set forth in the column entitled "Pro Forma" under the caption "Capitalization" as set forth in the Final Offering Memorandum. Except as described in the Final Offering Memorandum, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company free and clear of all Liens. There are no outstanding options, warrants or other rights to acquire, or instruments convertible into or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any Subsidiary.

                (f) This Agreement has been duly authorized, executed and delivered by the Company.

                (g) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company on the Delivery Date (assuming due authorization, execution and delivery by the Trustee), will be a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether in a proceeding in equity or at law). The Indenture will conform in all material respects to the description thereof in the Final Offering Memorandum.

                (h) The Notes have been duly and validly authorized by the Company, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law). The Notes will conform in all material respects to the description thereof contained in the Final Offering Memorandum.

                (i) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company, and, when executed, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will be legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

                (j) The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company on the Delivery Date (assuming due authorization, execution and delivery by, and enforceability against, the Initial Purchasers), will be a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganiza-tion, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law) and (iii) rights to indemnity may be limited by state or federal laws relating to securities or by policies underlying such laws. The Registration Rights Agreement will conform in all material respects to the description thereof contained in the Final Offering Memorandum.

                (k) The execution, delivery and performance by the Company of the Offering Documents and the consummation of the transactions contemplated thereby will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, license, permit, loan agreement, lease or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or is subject, (ii) violate any provision of the certificate of incorporation or the by-laws or similar organizational documents of the Company or any of the Subsidiaries or any material statute or any material order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, or (iii) result in or require the creation or imposition of any Lien, upon or with respect to any of the properties of the Company or any of the Subsidiaries, except as permitted by the terms of the Indenture. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Notes, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Notes.

                (l) Except as described in the Final Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely, would singly or in the aggregate have a Material Adverse Effect. To the Company's best knowledge, except as described in the Final Offering Memorandum, no such proceed-ings are threatened or contemplated by any governmental agency or body or any other person.

                (m) The Company and the Subsidiaries have all material licenses, permits and other approvals or authorizations of and from governmental agencies and bodies ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner now being conducted as described in the Final Offering Memorandum. The Company and the Subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such material Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such material Permits.

                (n) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, are independent public accountants under rule 101 of AICPA's Code of Professional Conduct and its interpretation and rulings.

                (o) The consolidated financial statements of the Company and the Subsidiaries included or incorporated by reference in the Final Offering Memorandum present fairly the financial condition, the results of operations and the cash flows of the Company and the Subsidiaries as of the dates and for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated therein.

                (p) There is no presently existing dispute or controversy between the Company or any of the Subsidiaries and any of their respective employees which has had or is likely to have, and the Company has no reason to believe that the relationship of the Company and the Subsidiaries with their unions or employees is likely to have, a Material Adverse Effect.

                (q) The Company and the Subsidiaries own or possess adequate patents, patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct their business as presently conducted as described in the Final Offering Memorandum. Neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any material patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which could reasonably be expected to have a Material Adverse Effect.

                (r) Neither the Company nor any of the Subsidiaries is in violation of any provision of their respective certificate of incorporation or by-laws. The Company and each of the Subsidiaries is in compliance with all laws, rules, regulations, orders, judgments, writs and decrees applicable to them other than those which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                (s) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, license, permit, loan agreement, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or is subject, which default, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                (t) The Company and the Subsidiaries have timely filed all federal income and other material tax returns and notices. The Company has no knowledge of any tax deficiencies which would have a Material Adverse Effect. The Company and its Subsidiaries have paid all federal, state, local and foreign taxes of any nature which are shown on its returns to be due, in each case except as may be set forth or adequately reserved for in the financial statements included in the Final Offering Memorandum in accordance with GAAP. The amounts currently set up as provisions for taxes or otherwise by the Company and the Subsidiaries on their books and records are sufficient for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they relate, and for which the Company and the Subsidiaries may be liable in their own right, or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity.

                (u) Since the date as of which information is given in the Preliminary Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Final Offering Memorandum, neither the Company nor any of the Subsidiaries has sold or otherwise disposed of any capital stock of the Company or the Subsidiaries, directly or indirectly.

                (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (w) The Company, immediately before and after the consummation of the Offering and the other transactions contemplated in the Final Offering Memorandum, will be Solvent. As used herein, the term "Solvent" means, with respect to any such entity on a particular date (i) the fair market value of the assets of such entity is greater than the total amount of liabilities (including contingent liabilities) of such entity,
        (ii) the present fair saleable value of the assets of such entity is greater than the amount that will be required to pay the probable liabilities of such entity on its debts as they become absolute and matured, (iii) such entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such entity does not have an unreasonably small capital.

                (x) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                (y) Neither the Company nor any of the Subsidiaries is, or will be after giving effect to the Offering and the application of the proceeds therefrom and the other transactions contemplated by the Offering Documents, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                (z) Assuming the representations and warranties of the Initial Purchasers are true and correct, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

               (aa) The Company and the Subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not individually or in the aggregate result in a Material Adverse Effect.

               (bb) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company which are listed on a national securities exchange registered under
        Section 6 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Exchange Act"), or quoted in a U.S. automated interdealer quotation system.

               (cc) The Company and each of the Subsidiaries maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses. All such insurance is outstanding and in force on the date hereof and will be outstanding and in force on the Delivery Date.

               2. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers acting severally and not jointly, agree to purchase from the Company, $200,000,000 aggregate principal amount of the Notes in the respective amounts set forth opposite their respective names on Schedule III attached hereto at a purchase price of 95.526% of the principal amount thereof.

               3. Certificates in definitive form for the Notes to be purchased by you hereunder shall be delivered by or on behalf of the Company to you for your account against payment by you of the purchase price therefor by wire transfer of immediately available funds to an account specified by the Company by written notice to the Initial Purchasers (given at least two business days prior to the Delivery Date), for the purchase price of the Notes being sold by the Company in New York, New York, at 9:30 A.M., New York City time, on August 20, 1998, or at such other time, date and place as you and the Company may agree upon in writing, such time and date being herein called the "Delivery Date."

               Certificates for the Notes so to be delivered will be in good delivery form, and in such denominations and registered in such names as you may request not less than 48 hours prior to the Delivery Date. Such certificates will be made available for checking and packaging in New York, New York, at least 24 hours prior to the Delivery Date.

               4. The Initial Purchasers propose to offer the Notes for resale only to certain investors (as further described in subparagraph (a) of this Paragraph 4) upon the terms and conditions set forth in this Agreement and the Final Offering Memorandum initially at the purchase price set forth on the cover page of the Final Offering Memorandum. Each of the Initial Purchasers hereby represent and warrants (as to itself), and agrees with, the Company that:

                (a) It is an institutional "accredited investor" (as defined in 501(a)(1), (2), (3) or (7) under the Securities Act) and will offer or sell the Notes only (i) inside the United States, to persons who it reasonably believes are "qualified institutional buyers" within the meaning of Rule 144A in transactions meeting the requirements of Rule 144A and (ii) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act; and

                (b) It has not and will not offer or sell the Notes by any form of general solicitation or general advertising, including but not limited to, the methods described in Rule 502(c) under the Securities Act.

               5. In consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants and agrees as follows:

                (a) The Company will furnish to you, without charge, as many copies of the Final Offering Memorandum and any supplements and amendments thereto as you may reasonably request.

                (b) Before amending or supplementing the Final Offering Memorandum subsequent to the execution of this Agreement, the Company will furnish to you a copy of each such proposed amendment or supplement and will not use any such proposed amendment or supplement to which you reasonably object.

                (c) If, at any time prior to the completion of the distribution of the Notes to persons that are not your affiliates (as determined by you), any event occurs as a result of which the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Offering Memorandum to comply with applicable law, the Company will notify you thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Offering Memorandum that corrects such statement or omission or effects such compliance.

                (d) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as you shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Notes in such jurisdictions as you may request.

                (e) The Company will not, and will not permit any of its Affiliates to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes.

                (f) Except following the effectiveness of the Exchange Offer Registration Statement, the Company will not solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                (g) While any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will make available, upon request, to any holder or beneficial owner of outstanding Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                (h) The Company will use its best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Notes to be eligi-ble for clearance and settlement through the Depository Trust Company.

                (i) For a period of five years following the Delivery Date, the Company will furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Notes pursuant to the Indenture.

                (j) The Company will not, and will not permit any of its Affiliates to, resell any Notes that have been acquired by any of them.

                (k) The Company will use the proceeds from the sale of the Notes in the manner set forth in the Final Offering Memorandum and in a manner that will not result in the Company becoming an investment company within the meaning of the Investment Company Act, and the rules and regulations of the Commission thereunder.

                (l) The Company will not, and will cause each of the Subsidiaries incorporated in or principally conducting its business within the United States of America not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any debt security, or any security convertible into or in exchange for, any such debt security of the Company or any such Subsidiary (other than (x) any private loan, credit or financing agreement with a bank or similar institution and (y) the Notes, the Exchange Notes and the Private Exchange Notes), for a period of 180 days after the date of this Agreement, without your prior written consent.

               6. The Company covenants and agrees that the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of counsel and accountants for the Company and the Trustee and its counsel, and all other expenses, in connection with the preparation and printing of each Memorandum and amendments and supplements thereto and the furnishing of copies thereof, including charges for mailing, air freight and delivery and counting and packaging thereof to the Initial Purchasers and dealers; (ii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(d) hereof, including disbursements and expenses for counsel for the Initial Purchasers in connection with such qualification and in connection with Blue Sky surveys; (iii) any fees charged by rating agencies for the rating of the Notes; (iv) the costs and expenses in connection with the preparation and delivery of the Notes; and (v) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6, including the fees, if any, incurred in connection with the admission of the Notes for trading in any appropriate market systems, the cost of the Company's personnel and other internal costs, the cost of printing and engraving the certificates representing the Notes and all expenses and property, excise and similar taxes incident to the sale and delivery of the Notes to be sold by the Company to the Initial Purchasers hereunder.

               7. Your obligations hereunder shall be subject, in your discretion, to the following additional conditions:

                (a) The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and as of the Delivery Date. The Company shall have performed in all material respects all covenants and agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date.

                (b) The sale of the Notes by the Company hereunder shall not be enjoined (temporarily or permanently) on the Delivery Date.

                (c) Subsequent to the date as of which information is given in the Final Offering Memorandum, except in each case as described in or as contemplated by the Final Offering Memorandum, the Company and the Subsidiaries shall not have incurred any liabilities or obligations, direct or contingent that are material to the Company and the Subsidiaries taken as a whole or entered into any transactions that are material to the business, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole.

                (d) Subsequent to the date of this Agreement and prior to the Delivery Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the

        Company's securities, including the Notes, by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                (e) You shall have received on the Delivery Date a certificate of the Company dated the Delivery Date and signed by its Chief Executive Officer, President or any Vice President and by the Chief Financial Officer, to the effect set forth in clauses (a), (b), (c) and (d) above.

                (f) (i) Proskauer Rose LLP, special counsel to the Company, shall have furnished to you their written opinion, dated the Delivery Date, in substantially the form attached hereto as Exhibit B, and (ii) David C. Watt, Esq., General Counsel of the Company, shall have furnished to you his written opinion, dated the Delivery Date, in substantially the form attached hereto as Exhibit C.

                (g) Cahill Gordon & Reindel, counsel to the Initial Purchasers, shall have furnished to the Initial Purchasers a written opinion, dated the Delivery Date, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon the matters covered by such opinion.

                (h) You shall have received on each of the date hereof and the Delivery Date a letter, dated the date hereof or the Delivery Date, as the case may be, in form and substance reasonably satisfactory to you, from PricewaterhouseCoopers LLP, the Company's independent public accountants.

                (i) (i) Since the date of this Agreement, neither the Company nor any of the Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could reasonably be expected to have a Material Adverse Effect; and (ii) since the respective dates as of which information is given in the Final Offering Memorandum, there shall not have been any change in the capital stock or short-term debt (other than in the ordinary course of business) or long-term debt of the Company or any of the Subsidiaries nor any change which could reasonably be expected to have a Material Adverse Effect otherwise than as set forth or contemplated in the Final Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Notes on the terms and in the manner contemplated in the Final Offering Memorandum.

                (j) Subsequent to the execution and delivery of this Agreement,
        (i) there shall have been no declaration of war by the Government of the United States, (ii) there shall not have occurred any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable to market the Notes or to enforce contracts for the resale of Notes and (iii) no event shall have occurred resulting in (A) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market being suspended or limited or minimum or maximum prices being generally established on such exchange or market, or (B) additional material governmental restrictions, not in force on the date of this Agreement, being imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority or (C) a general banking moratorium being declared by either Federal or New York authorities.

                (k) The Company shall have furnished or caused to be furnished to you at the Delivery Date any additional certificates signed by officers of the Company, satisfactory to you as to such matters as you may reasonably request.

                (l) The Company and the Initial Purchasers shall have entered into the Registration Rights Agreement.

               8. (a) The Company agrees to indemnify and hold harmless the Initial Purchasers against any losses, claims, damages or liabilities ("Losses"), to which any Initial Purchaser may become subject, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Memorandum, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Initial Purchasers for any legal or other expenses reasonably incurred by the Initial Purchasers in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim; provided, however, that the Company shall not be liable to the Initial Purchasers in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to the Initial Purchasers made in any Memorandum, or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein; provided, however, that the foregoing indemnity with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchasers if the person asserting such losses, claims, damages or liabilities purchased Notes if (x) it is established in the related proceeding that the Initial Purchasers failed to send or give a copy of the Final Offering Memorandum to such person with or prior to the written confirmation of such sale (provided that the Company has complied with its obligations under Section 5(a) hereof) and (y) the untrue statement or omission or alleged untrue statement or omission was completely corrected in the Final Offering Memorandum and the Final Offering Memorandum does not contain any other untrue statement or omission or alleged untrue statement or omission that was the subject matter of the related proceeding.

                (b) In addition to any obligations of the Company under Section 8(a), the Company agrees that it shall perform its indemnification obligations under Section 8(a) (as modified by the last paragraph of this Section 8(b)), with respect to counsel fees and expenses and other expenses reasonably incurred by making payments within 60 days to the Initial Purchasers in the amount of the statements of the Initial Purchasers' counsel or other statements which shall be forwarded by the Initial Purchasers, and that it shall make such payments notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation to reimburse the Initial Purchasers for such expenses and the possibility that such payments might later be held to have been improper by a court and a court orders return of such payments.

               The indemnity agreement in Section 8(a) shall be in addition to any liability which the Company may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls any of the Initial Purchasers within the meaning of the Securities Act or the Exchange Act, and to the officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any such control person.

                (c) The Initial Purchasers agree, severally and not jointly, to indemnify and hold harmless the Company against any Losses to which the Company may become subject, under the Securities Act, the Exchange Act, any federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Memorandum, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Memorandum or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers relating to the Initial Purchasers expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim.

               The indemnity agreement in this Section 8(c) shall be in addition to any liability which the Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and to the officers, directors, partners, employees, representatives and agents of the Company or any such control person.

                (d) Promptly after receipt by an indemnified party under Section 8(a) or 8(c) of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 8(a) or 8(c) except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any indemnified party otherwise than under such Section 8(a) or 8(c). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If, however, (i) the indemnifying party has not authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (ii) an indemnified party shall have reasonably concluded that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them and the indemnified party so notifies the indemnifying party, then the indemnified party shall be entitled to employ counsel different from counsel for the indemnifying party at the expense of the indemnifying party and the indemnifying party shall not have the right to assume the defense of such indemnified party. In no event shall the indemnifying parties be liable for fees and expenses or more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed shall be designated in writing by the Initial Purchasers in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(c).

               The Company shall not be liable for any settlement of any such action or proceeding effected without its prior written consent (not to be unreasonably withheld) and if settled with its written consent or if there is a final judgment for the plaintiff, the Company agrees to indemnify and hold harmless the Initial Purchasers and each other person referred to in Section 8(b) to the extent provided herein. Without limiting the generality of the foregoing, no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any such indemnified party is or has been threatened to be made a party and to which the indemnity herein is applicable; provided, however, that an indemnifying party may effect such a settlement without the consent of the indemnified party if such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding or the indemnifying party indemnifies the indemnified party in writing and posts a bond for an amount equal to the maximum liability for all such claims as contemplated above.

                (e) In the event that the indemnity provided by Section 8(a) or 8(c) is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers shall contribute to the aggregate Losses to which they may be subject as an indemnifying party hereunder (after contribution from others) in such proportion so that the Initial Purchasers are responsible for the portion represented by the percentage that the total discounts and commissions paid to the Initial Purchasers appearing on the cover page of the Final Offering Memorandum bears to the total proceeds to the Company (net of discounts and commissions of the Initial Purchasers) appearing thereon and the Company is responsible for the remaining portion; provided, however, that, in any such case, (x) the Initial Purchasers shall not be required to contribute any amount in excess of the Initial Purchasers' discount and commission applicable to the Notes and (y) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to a contribution from any person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by the Initial Purchasers as result of this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by the Initial Purchasers in connection with investigating, preparing to defend or defending any such claim.

               9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Initial Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Initial Purchasers or any controlling person of the Initial Purchasers, the Company or an officer or director or controlling person of the Company and shall survive delivery of and payment for the Notes.

               10. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes, if, prior to that time, any of the events described in Section 7(d), 7(i), or 7(j) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any other reason permitted under this Agreement.

               11. If (a) the Company shall fail to tender the Notes for delivery to the Initial Purchasers (other than by reason of a default by the Initial Purchasers) or (b) the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement (except the termination of this Agreement pursuant to Section 10 due solely to the occurrence of an event enumerated in Section 7(j)), the Company shall reimburse the Initial Purchasers for the reasonable fees and expenses of their counsel and for such other reasonable out-of-pocket expenses as shall have been incurred by it in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers.

               12. All statements, requests, notices and agreements hereunder shall be in writing or by written telecommunication, and shall be sufficient in all respects if delivered or sent by registered mail, if to the Initial Purchasers, to Schroder & Co. Inc. at 787 Seventh Avenue, New York, New York 10019, Attention: High Yield Department; and if to the Company to 3300 Hyland Avenue, Costa Mesa, California 92626, Attention:
Chief Executive Officer.

               13. This Agreement shall be binding upon, and inure solely to the benefit of, you, the Company and, to the extent provided in Section 8 hereof, controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from the Initial Purchasers shall be deemed a successor or assign by reason merely of such purchase.

               14. Time shall be of the essence of this Agreement.

               15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of law).

               16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

               If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you and the Company.


                                             Very truly yours,

                                             ICN PHARMACEUTICALS, INC.



                                             By:
                                                 ------------------------------
                                                   Name:
                                                   Title:


Accepted as of the date hereof:

SCHRODER & CO. INC.
WARBURG DILLON READ LLC



By: SCHRODER & CO. INC.



By:  /s/ [SIG]
    --------------------------
      Name:
      Title:

               If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you and the Company.


                                          Very truly yours,

                                          ICN PHARMACEUTICALS, INC.



                                          By:  /s/ DAVID C. WATT
                                              -------------------------------
                                               Name:  David C. Watt
                                               Title: Executive Vice President


Accepted as of the date hereof:

SCHRODER & CO. INC.
WARBURG DILLON READ LLC



By: SCHRODER & CO. INC.



By:
    --------------------------
      Name:
      Title:

                                   SCHEDULE I


                                  SUBSIDIARIES

                                               Jurisdiction               Percentage
Name                                         of Incorporation             Ownership
----                                         ----------------             ---------
ICN Canada, Limited                               Canada                    100%
Alpha Pharmaceutical, Inc.                        Panama                    100%
ICN Farmaceutica, S.A.                            Mexico                    100%
Laboratorios Grossman, S.A.                       Mexico                    100%
ICN Pharmaceuticals, Holland, B.V.             Netherlands                  100%
ICN Biomedicals, Inc.                            Delaware                   100%
ICN Yugoslavia                                  Yugoslavia                   75%
ICN Biomedicals GmbH-Eschwege                    Germany                    100%
ICN Pharmaceuticals Australasia Pty Ltd.        Australia                   100%
ICN Pharmaceuticals K.K.                          Japan                     100%
ICN Biomedicals B.V.                           Netherlands                  100%
ICN Biomedicals California, Inc.            California, U.S.A.              100%
ICN Iberica                                       Spain                     100%
Labsystems Benelux B.V.                        Netherlands                  100%
Labsystems Benelux N.V.                          Belgium                    100%
ICN Biomedicals, Ltd.                            Scotland                   100%
ICN Biomedicals, GmbH                            Germany                    100%
ICN Pharmaceuticals France S.A.                   France                    100%
ICN Biomedicals S.R.L.                            Italy                      95%
ICN Biomedicals N.V./S.A.                        Belgium                    100%
ICN Oktyabr                                       Russia                     90%
ICN Polypharm                                     Russia                     89%
ICN Leksredstva                                   Russia                     95%
ICN Alkaloida                                    Hungary                     60%
Wuxi ICN Pharmaceuticals                          China                      75%
ICN Puerto Rico, Inc.                          Puerto Rico                  100%
Polfa Rzeszow, S.A.                               Poland                     80%
AO Tomsk Chemical Pharmaceutical Plant            Russia                     75%
Marbiopharm                                       Russia                     72%

                                   SCHEDULE II


ICN Pharmaceuticals, Inc.
      Delaware (jurisdiction of incorporation)
      California
      New York
      Ohio

ICN Biomedicals, Inc.
      Delaware (jurisdiction of incorporation)
      Alabama

ICN Pharmaceuticals California, Inc.
    California (jurisdiction of incorporation)

ICN Biomedicals California, Inc.
    California (jurisdiction of incorporation)

                                  SCHEDULE III



                                                              Principal Amount
Initial Purchaser                                             of Notes
-----------------                                             ----------------
Schroder & Co. Inc. ......................................    $140,000,000
Warburg Dillon Read LLC...................................      60,000,000
                                                              ------------
               Total......................................    $200,000,000
                                                              ============

                                                                    Exhibit B to
                                                              Purchase Agreement


                        Opinion of Proskauer Rose LLP(1)


               1. Assuming that the Indenture has been duly and validly authorized, executed and delivered by each of the Company and the Trustee, the Indenture is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether in a proceeding in equity or at law).

               2. Assuming that the Notes have been duly and validly authorized and executed by the Company and assuming due authentication of the Notes by the Trustee, when the Notes are delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Notes will be legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

               3. Assuming that the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company, when the Exchange Notes and the Private Exchange Notes, if applicable, are executed, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Notes and the Private Exchange Notes, if applicable, will be legally valid and binding obligations of the Company, entitled to the benefits of the In-



----------
(1) Capitalized terms not defined herein have the meanings given to them in the Purchase Agreement.

denture and enforceable against the Company in accordance with their terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

               4. Assuming that the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the parties thereto, the Registration Rights Agreement is a legally valid and binding agreement of the Company, enforceable against it in accordance with its terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law) and (iii) rights to indemnity may be limited by state or federal laws relating to securities or by policies underlying such laws.

               5. The Notes and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Final Offering Memorandum under the captions "Description of the Notes" and "Registration Rights," respectively.

               6. No consent, approval, authorization, order, registration or qualification of or with any Federal or New York court or Federal or New York governmental agency or body is required for the issue and sale of the Notes, except such consents, approvals, authorizations, registrations or qualifications as may be required under New York state securities or Blue Sky laws in connection with the offer and sale of the Notes.

               7. Assuming that the proceeds of the Offering will be applied as described in the Final Offering Memorandum under the caption "Use of Proceeds," consummation of the Offering will not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

               8. Neither the Company nor any of the Subsidiaries is, or will be after the Offering, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               9. Assuming the representations and warranties of the Initial Purchasers and the Company contained in the Purchase Agreement are true and correct, and assuming compliance by the Initial Purchasers and the Company with their covenants contained in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Notes.

               Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Initial Purchasers and representatives of the independent public accountants of the Company at which the contents of the Memorandum and related matters were discussed. Such counsel may further state that, although such counsel made certain inquiries and investigations in connection with the preparation of the Memorandum such counsel did not independently verify the accuracy or completeness of the statements made in the Memorandum and, as such, cannot and does not assume responsibility for or pass on the accuracy or completeness of such statements. Subject to the foregoing, such counsel shall state that such counsel's work in connection with the Memorandum and the offer and sale of Notes pursuant to the Purchase Agreement did not disclose any information that would cause such counsel to believe that the Final Offering Memorandum, as of its date or as of the Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not make any comment with respect to the financial statements and the notes thereto and the other financial and statistical information or data included in the Final Offering Memorandum).

                                                                    Exhibit C to
                                                              Purchase Agreement



                       Opinion of David C. Watt, Esq.(1)


               1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and to conduct its business as described in the Memorandum. Based solely upon the certificates of public officials the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction listed in Schedule II to the Purchase Agreement.

               2. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and to such counsel's knowledge are owned by the Company free and clear of all Liens.

               3. The Company has the corporate power and authority to enter into, and perform its obligations under, the Offering Documents.

               4. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company.

               5. The Indenture has been duly and validly authorized, executed and delivered by the Company.

               6. The Notes have been duly and validly authorized and executed by the Company.

               7. The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company.

               8. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company.



----------
(1) Capitalized terms not defined herein have the meanings given to them in the Purchase Agreement.

               9. The execution, delivery and performance by the Company of the Offering Documents and the consummation of the transactions contemplated thereby will not (i) violate any provision of the certificate of incorporation or the by-laws of the Company or any of the Subsidiaries, (ii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, license, permit, loan agreement, lease or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or is subject, except to the extent any such conflict, breach, violation or default, singly or in the aggregate with all other such conflicts, breaches, violations and defaults, would not have a Material Adverse Effect, (iii) violate any order known to such counsel or any statute, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets or (iv) result in or require the creation or imposition of any Lien, pursuant to any agreement or instrument known to such counsel or pursuant to any statute, rule or regulation, upon or with respect to any of the properties of the Company or any of the Subsidiaries, except pursuant to the terms of the Indenture.

               10. Other than as set forth in the Memorandum there are no pending legal or governmental proceedings known to such counsel to which the Company or any of the Subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely, would singly or in the aggregate have a Material Adverse Effect. To such counsel's knowledge, other than as set forth in the Memorandum no such proceedings are threatened or contemplated by any governmental agency or body or any other person.

               11. To such counsel's knowledge, neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any material patent, patent rights, inventions, trademarks, service marks, trade names or copyrights.

               Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Initial Purchasers and representatives of the independent public accountants of the Company at which the contents of the Memorandum and related matters were discussed. Such counsel may further state that, although such counsel made certain inquiries and investigations in connection with the preparation of the Memorandum, such counsel did not independently verify the accuracy or completeness of the statements made in the Memorandum and, as such, cannot and does not assume responsibility for or pass on the accuracy or completeness of such statements. Subject to the foregoing, such counsel shall state that such counsel's work in connection with the Memorandum and the offer and sale of Notes pursuant to the Purchase Agreement did not disclose any information that would cause such counsel to believe that the Final Offering Memorandum, as of its date or as of the Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not make any comment with respect to the financial statements and the notes thereto and the other financial and statistical information or data included in the Final Offering Memorandum).